                            SCHEDULE 14C INFORMATION
             INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF THE
                         SECURITIES EXCHANGE ACT OF 1934
                                 (AMENDMENT NO.)

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                        GARTMORE VARIABLE INSURANCE TRUST
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

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                        GARTMORE VARIABLE INSURANCE TRUST
                           1200 River Road, Suite 1000
                        Conshohocken, Pennsylvania 19428
                                 (800) 848-6331

                                  July 21, 2006

Dear GVIT International Value Fund Shareholders:

The enclosed  Information  Statement  details a recent subadviser change for the
GVIT International  Value Fund (the "Fund") (formerly Dreyfus GVIT International
Value Fund), a series of Gartmore Variable Insurance Trust (the "Trust").

Specifically,  the Trust's Board of Trustees  (the  "Board") has approved,  with respect to the Fund, the selection of The Boston Company Asset  Management,  LLC
("TBC")  to  manage  all of  the  assets  of the  Fund,  replacing  The  Dreyfus
Corporation ("Dreyfus").  The change was effective on May 1, 2006. The Trust has an exemptive order from the U.S. Securities and Exchange Commission ("SEC") that allows these subadviser  changes to be made without  shareholder  approval.  The exemptive order instead requires that this Information Statement be sent to you.

The Board  replaced  Dreyfus  upon the  recommendation  of Gartmore  Mutual Fund
Capital   Trust,   the  Fund's   investment   adviser  (the   "Adviser").   This
recommendation was based on several factors including:

     -    the  determination  that the  subadvisory  agreement,  for  compliance supervisory  purposes  with SEC  rules  as  further  discussed  in the
          Information  Statement,   should  be  made  separately  with  TBC,  an
          affiliate of Dreyfus;

     -    the same  portfolio  managers that have managed the assets of the Fund under Dreyfus will continue to manage the assets under TBC; and

     -    the same investment strategy that has been utilized for the Fund under
          Dreyfus will continue to be utilized under TBC.

Please read the enclosed Information Statement for additional  information,  and retain this Information Statement for your records.

We look forward to continuing to serve you and the Fund in the future.

                                         Sincerely,

                                         /s/Eric E. Miller

                                         Eric E. Miller
                                         Secretary, Gartmore Variable
                                         Insurance Trust

                          GVIT INTERNATIONAL VALUE FUND

                  A Series of Gartmore Variable Insurance Trust
                           1200 River Road, Suite 1000
                        Conshohocken, Pennsylvania 19428

                              INFORMATION STATEMENT

The Board of Trustees  of Gartmore  Variable  Insurance  Trust (the  "Board") is
furnishing  this  Information  Statement with respect to the GVIT  International
Value Fund (the "Fund")  (formerly  Dreyfus GVIT  International  Value Fund),  a series of Gartmore Variable Insurance Trust (the "Trust"). All owners ("Contract
Owners") of variable  annuity  contracts  or variable  life  insurance  policies
("variable  contracts")  who, as of the record date (May 1, 2006),  had selected the Fund as an underlying  investment option within their variable contract will receive this Information  Statement.  This Information Statement will be sent to
Contract Owners on or about July 21, 2006. The Trust received an exemptive order
(the "Exemptive  Order") from the U.S.  Securities and Exchange  Commission (the
"SEC") which permits the Fund's investment adviser to hire new subadvisers which are unaffiliated with the Fund's investment  adviser,  to terminate  subadvisory relationships  and to make changes to existing  subadvisory  agreements with the approval of the Board, but without  obtaining  shareholder  approval;  provided, among other things,  that the Fund sends to its shareholders  (or, in this case, the  Contract  Owners who have  selected  the Fund as an  investment  option) an information  statement  describing any new  subadviser  within 90 days of hiring such subadviser.

          WE ARE NOT ASKING YOU FOR A PROXY OR VOTING INSTRUCTIONS AND
        YOU ARE REQUESTED NOT TO SEND US A PROXY OR VOTING INSTRUCTIONS.

INTRODUCTION

The Fund is an investment portfolio or series of the Trust. The Trust, on behalf of the Fund,  has entered into an Investment  Advisory  Agreement  with Gartmore
Mutual Fund Capital Trust (the "Adviser").  Pursuant to the Investment  Advisory
Agreement,  the  Adviser  selects  one or  more  subadvisers  for the  Fund  and supervises the Fund's daily business  affairs,  subject to the  supervision  and direction  of the Board.  The Adviser  selects  subadviser(s)  it believes  will provide the Fund with high quality  investment  management  services  consistent with the Fund's investment objective. The Adviser is responsible for the overall monitoring of the Fund's subadviser.

The  subadviser to the Fund is  independent  of the Adviser,  and the subadviser discharges  responsibilities  subject to the  oversight and  supervision  of the
Adviser.  The  subadviser  is paid by the  Adviser  from the  fees  the  Adviser receives from the Fund. In accordance with procedures  adopted by the Board, the subadviser to the Fund may effect portfolio  transactions  through an affiliated broker-dealer  and receive  brokerage  commissions  in  connection  therewith as permitted  by  applicable  law.  Currently,  the  Fund is  managed  by only  one subadviser.

The purpose of this  Information  Statement  is to report the change in the only subadviser for the Fund from The Dreyfus  Corporation  ("Dreyfus") to The Boston
Company Asset  Management,  LLC ("TBC"),  located at One Boston  Place,  Boston,
Massachusetts, 02108. TBC began serving as the Fund's subadviser on May 1, 2006, following  action taken by the Board on March 10, 2006 to approve a  subadvisory agreement  with TBC with  respect  to the  Fund.  The  decision  by the Board to replace Dreyfus with TBC as subadviser,  as well as other important information, is described in more detail below.

RECOMMENDATION TO REPLACE A SUBADVISER

As part of the Adviser's  duties to select and supervise the Fund's  subadviser, the Adviser is responsible,  among other things,  for a due-diligence  review of
the  subadviser  under  the  Trust's  Rule  38a-1  Annual  Compliance   Program,
promulgated  under the  Investment  Company  Act of 1940 (the "1940  Act").  The
Adviser also recommends to the Board whether new  subadviser(s)  should be hired and whether subadviser(s)' contracts with the Trust should be renewed, modified, or terminated.  The Adviser  periodically  provides written reports to the Board describing the results of its evaluation and monitoring functions.

On April 28, 2003,  the Market Street  International  Portfolio  ("International
Portfolio") was reorganized  into the Fund. From the  International  Portfolio's inception on November 1, 1991 until October 1, 2002,  Market  Street  Investment
Management  Company ("MSIM") served as its investment adviser and Dreyfus served as its  subadviser.  On  October  1,  2002,  the  Adviser  replaced  MSIM as the investment adviser for the International Portfolio while Dreyfus remained as the subadviser.

In providing  subadvisory  services to the Fund,  Dreyfus has utilized personnel who are also employees of TBC, an affiliate of Dreyfus (i.e., "dual employees"), for the portfolio  management of the Fund.  While Dreyfus and TBC are affiliated companies, under certain circumstances their management structures,  supervisory chains of command or internal resources may be distinct.  As a result, the Board has  determined  that,  effective  May 1, 2006,  it would be in the Trust's best interest to terminate the current  subadvisory  agreement with Dreyfus and enter into a new subadvisory  agreement with TBC. The Fund's  portfolio  managers,  as well as the investment objective and policies, will remain the same.

The Adviser  recommended that TBC replace Dreyfus as the Fund's subadviser.  TBC was selected for a number of reasons, including the administrative nature of the subadviser change, its portfolio managers' previous  investment  experience with the Fund, its investment  process and risk management  process,  its performance and the  experienced  team of  portfolio  managers  that would manage the Fund's assets.

TBC's  objective  is to seek to exceed the total  return of the  Morgan  Stanley
Capital  International  Europe,  Australasia  and Far East  Index  over a market cycle. TBC's investment  philosophy is  value-orientated,  research-driven,  and risk-adverse.  TBC evaluates  traditional  measures of value,  overall  business health and  positive  changes in business  momentum.  Security  selection is the cornerstone  of the  investment  philosophy.  Portfolios  are  constructed  from individual stock selection based primarily on fundamental research. Ideas can be
generated  from  several  sources  including   management   meetings,   industry
conferences and quantitative screens. The quantitative screen is used to process company  fundamental  data and segregate the investment  universe.  The analysts then perform  extensive  fundamental  research on a smaller universe of eligible investments based on valuation,  capital structure and profit outlook.  Finally,
TBC constructs  portfolios in accordance  with internal  guidelines.  The Fund's assets will be  invested  primarily  in  international  common  stocks and other equity securities of issuers organized or conducting business in countries other than the United States.  These securities include, but are not limited to, local shares,  American  Depositary  Receipts  ("ADRs"),  Global  Depositary  Receipts
("GDRs"),  securities  convertible  into  stock,  preferred  stock,  rights  and warrants.  The  Fund's  portfolio  may also  invest in  currencies  and  forward contracts to settle trades.

The  Adviser  also  reviewed  the  experience  of  the  portfolio  managers  and investment  analysts on the TBC investment team for the Fund, which are the same portfolio  managers  and  investment  analysts  as under  Dreyfus  who have been providing services to the Fund: D. Kirk Henry, Clifford Smith, Carolyn Kedersha,
Andrew B. Johnsen, and Parameswari Roychoudhury. D. Kirk Henry is Executive Vice
President  and Director of  International  Value  Equity,  with over 25 years of investment  management  experience.  Clifford  Smith is Senior  Vice  President,
Assistant  Director of International  Value Equity and Senior Portfolio Manager,
with over 11 years of  investment  management  experience.  Carolyn  Kedersha is
Senior  Vice  President  and  Senior  Portfolio  Manager,  with over 25 years of investment management experience. Andrew B. Johnson is Senior Vice President and
Senior  Portfolio  Manager,   with  over  20  years  of  investment   management
experience.  Parameswari  Roychoudhury  is Senior Vice  President  and Portfolio
Manager/Analyst,  with over 15 years of investment management experience.  As of
March 31, 2006, TBC managed  approximately $7.6 billion of institutional  client assets utilizing the International Value strategy.

Upon  completion of its analysis,  the Adviser decided to recommend to the Board that TBC replace Dreyfus as subadviser to the Fund.

BOARD CONSIDERATIONS

At a regular  meeting of the Board on March 10,  2006,  the Board  reviewed  the
Adviser's  recommendation  to  enter  into a  subadvisory  agreement  with  TBC, pursuant to which TBC would serve as subadviser to the Fund,  replacing Dreyfus.
The Board  reviewed the  memorandum  prepared by the Adviser  that  described in detail  the  basis  for such  recommendations  and also  reviewed  the  proposed subadvisory  agreement among the Adviser,  the Trust and TBC. The Board inquired about the nature and  quality of the  services  proposed  to be  provided to the
Fund,  including TBC's investment strategy and philosophy,  portfolio management
personnel  experience  and  overall  performance.   The  Board  noted  that  the
investment strategy and portfolio management personnel would remain the same.

The  Board  also  considered  the  investment  performance  of the  Fund and the portfolio  managers'  demonstrated  performance to date as dual employees of TBC and Dreyfus.  The Board also considered that the cost of TBC's services would be the same as the costs of the services previously provided by Dreyfus.  The Board noted  that as the Fund pays its  entire  advisory  fee to the  Adviser  and the
Adviser,  in turn, pays the Fund's subadviser a portion of that fee, the cost of services to the Fund will not change as a result of the retention of TBC.

Having carefully  considered the Adviser's  recommendation,  the reasons for the recommendation and the information presented,  the Board, including the Trustees who were not  "interested  persons" (as that term is defined in the 1940 Act) of the Adviser or TBC,  unanimously approved the appointment of TBC to serve as the new subadviser for the Fund. The appointment of TBC as subadviser took effect on
May 1, 2006. The Board also approved the form of the new  subadvisory  agreement among the  Adviser,  the Trust and TBC.  In doing so,  the Board  found that the compensation  payable  under the  proposed  subadvisory  agreement  was fair and reasonable  in light of the  services  to be  provided  and the  expenses  to be assumed by TBC under such agreement with respect to the Fund.

THE SUBADVISORY AGREEMENT

The subadvisory  agreement with TBC, dated March 10, 2006 (the  "Agreement") was approved by the Board on March 10, 2006. In accordance with the Exemptive Order, the  Agreement  will not be  submitted  to the  Fund's  shareholders  for  their approval.  The terms of the Agreement are substantially the same as the terms of the subadvisory  agreement with Dreyfus (the "Former Agreement").  The following is a brief summary of the material terms of the Agreement.

Term.  Dreyfus served as subadviser to the Fund since its inception.  The Former
Agreement had a term that would have expired on February 27, 2007 and would have continued for successive  one-year terms  thereafter so long as its  continuance was approved annually by the Board. The Former Agreement was terminated when TBC commenced  actual  management  under the Agreement on May 1, 2006. The Agreement has an initial  term that  expires on  February  27,  2007,  and  continues  for successive  one-year terms  thereafter as long as its continuance is approved by the Board.  The Agreement  can be  terminated  on not more than 60-days  written notice by the  Adviser,  the Trust on behalf of the Fund or TBC.  The  Agreement terminates automatically if assigned by any party.

Fees.  Under the  Agreement,  the annual fee payable by the Adviser to TBC (as a percentage  of the  Fund's  average  daily net  assets)  is 0.375% of the assets managed by TBC up to $500 million and 0.30% of the assets managed by TBC of $500 million and more.

Duties.  Under the Agreement,  the Adviser is responsible for assigning all or a portion  of the  Fund's  assets  to TBC and for  overseeing  and  reviewing  the performance  of TBC. Under the current  arrangement,  TBC will manage all of the assets  under the  supervision  of the  Adviser.  TBC is  required to manage the
Fund's  portfolio  allocated  to TBC in  accordance  with the Fund's  investment objective and policies, subject to the supervision of the Adviser and the Board.

Brokerage.  Under  the  Agreement,  TBC  is  authorized  to  purchase  and  sell securities  on behalf of the Fund through  brokers or dealers TBC selects and to negotiate  commissions  to be paid on such  transactions.  In doing  so,  TBC is required  to use  reasonable  efforts  to obtain  the most  favorable  price and execution  available but is permitted,  subject to certain  limitations,  to pay brokerage  commissions  that are  higher  than what  another  broker  might have charged in return for brokerage and research services.

Indemnification.  Under the Agreement,  TBC and its  affiliates and  controlling persons cannot be held liable to the Adviser,  the Trust, the Fund or the Fund's shareholders in the absence of willful misfeasance,  bad faith, gross negligence or reckless disregard of its duties under the Agreement.  The Agreement provides that nothing in the Agreement, however, relieves TBC from any of its obligations under federal and state securities laws and other applicable law.

TBC is required,  under the Agreement,  to indemnify the Adviser, the Trust, the
Fund and their respective  affiliates and controlling  persons for any liability or expenses  sustained  by them as a result of TBC's  willful  misfeasance,  bad faith,  gross  negligence,  reckless  disregard  of its duties or  violation  of applicable law. The Agreement contains  provisions pursuant to which the Adviser is  required  to  indemnify  TBC for any  liability  and  expenses  which may be sustained as a result of the Adviser's  willful  misfeasance,  bad faith,  gross negligence, reckless disregard of its duties or violation of applicable law.

Regulatory  Pronouncements.  The Agreement also includes provisions arising from regulatory  changes.  These provisions  include a requirement that TBC establish and maintain  written  proxy  voting  procedures  in  compliance  with  current, applicable  laws and  regulations,  including,  but not  limited to, Rule 30b1-4 under the 1940 Act.  Also,  the  provisions  include  language  required by Rule
17a-10  under the 1940 Act that permits TBC to execute  securities  transactions under limited circumstances through  broker-dealers deemed to be affiliated with the Fund, subject to certain prohibitions on consultations between TBC and other subadvisers to funds affiliated with the Fund.

Further  Information.  The  foregoing  description  of the  Agreement  is only a summary  and is  qualified  in its  entirety  by  reference  to the  text of the
Agreement.  A copy of the Agreement is on file with the SEC and is available (i)
in person at the SEC's Public Reference Room at 100 F Street, N.E.,  Washington,
D.C.  (upon payment of any  applicable  fees);  (ii) by mail to the SEC,  Public
Reference Section, 100 F Street, N.E., Washington, D.C. 20549-2000 (upon payment of any  applicable  fees) or (iii) at the SEC's website -  http://www.sec.gov  -
through the EDGAR system.

OTHER INFORMATION ABOUT TBC

TBC is  located at One  Boston  Place,  Boston,  Massachusetts,  02108.  TBC was
founded in 1970, is  independently  managed and is a wholly-owned  subsidiary of
Mellon  Financial  Corporation.  The  following  table  sets  forth the name and principal  occupation  of the principal  executive  officer and each director of
TBC.  The  address of each  person  listed  below is One Boston  Place,  Boston,
Massachusetts 02108.

David H. Cameron                Chief Investment Officer
Jennifer Cassedy                Chief Compliance Officer
Corey Griffin                   Chairman, Chief Executive Officer and Director
Stephen Canter                  Director
John Nagoniak                   Director
Ronald O'Hanley                 Director (Chairman of the Board)
Patrick Sheppard                President, Chief Operating Officer and Director
Edward Ladd                     Director
Scott Wennerholm                Director

TBC does not act as an investment adviser or investment subadviser for any other series of the Trust having a similar investment objective.

MORE ABOUT FEES AND EXPENSES

The Fund pays the Adviser an investment advisory fee at an effective annual rate of 0.75% of average daily net assets.  During the fiscal year ended December 31,
2005,  the  Adviser  received  advisory  fees in the  amount of  $1,538,703  for investment advisory services to the Fund.

During the fiscal year ended  December  31, 2005,  the Adviser paid  $769,351 in fees to the Fund's subadviser (Dreyfus).

ADDITIONAL INFORMATION

As of May 1, 2006 the Fund had issued and outstanding:

232,967.84 shares of beneficial interest designated as Class I shares
158,899.82 shares of beneficial interest designated as Class II shares
7,785,756.68 shares of beneficial interest designated as Class III shares
3,784,756.48 shares of beneficial interest designated as Class IV shares
3,730,712.12 shares of beneficial interest designated as Class VI shares

As of May 1, 2006, to the Trust's knowledge,  the following are the only persons who  had  or  shared  voting  or  investment  power  over  more  than  5% of the outstanding shares of any class (collectively, the "shares") of the Fund:

                                 Amount and Nature of Voting
    Name and Address               and Investment Power

Class I
Nationwide Insurance Company   Shared voting and investment power over 232,967.84
PO Box 182029                  shares of the Fund representing 100% of the Fund's
Columbus, OH 43218-2029        outstanding Class I shares and 1.48% of the Fund's
                               total outstanding shares.

Class II
Nationwide Insurance Company   Shared voting and investment power over 158,899.82
PO Box 182029                  shares of the Fund representing 100% of the Fund's
Columbus, OH 43218-2029        outstanding Class II shares and 1.01% of the Fund's
                               total outstanding shares.

Class III
Nationwide Provident           Shared voting and investment power over 1,414,300.83
PO Box 182029                  shares of the Fund representing 18.17% of the Fund's
Columbus, OH 43218-2029        outstanding Class III shares and 9.01% of the Fund's
                               total outstanding shares.

Nationwide Provident (NWVL-G)  Shared voting and investment power over 724,493.04
PO Box 182029                  shares of the Fund representing 9.31% of the Fund's
Columbus, OH 43218-2029        outstanding Class III shares and 4.62% of the Fund's
                               total outstanding shares.

Class IV
Nationwide Life Insurance Co.  Shared voting and investment power over 2,930,285.04
of America (PMLIC-VA)          shares of the Fund representing 77.42% of the Fund's
PO Box 182029                  outstanding Class IV shares and 18.67% of the Fund's
Columbus, OH 43218-2029        total outstanding shares.

Nationwide Life and Annuity    Shared voting and investment power over 854,471.44
Company of America (NLACA)     shares of the Fund representing 22.58% of the Fund's
PO Box 182029                  outstanding Class IV shares and 5.44% of the Fund's
Columbus, OH 43218-2029        total outstanding shares.

Class VI
Nationwide Insurance Company   Shared voting and investment power over 3,730,633.65
PO Box 182029                  shares of the Fund representing 100% of the Fund's
Columbus, OH 43218-2029        outstanding Class VI shares and 23.77% of the Fund's
                               total outstanding shares.

As of May 1, 2006,  the Officers and Trustees of the Trust as a group owned less than 1% of the outstanding shares of any class of the Fund.

Although  Contract  Owners  are not being  asked to vote on the  replacement  of
Dreyfus with TBC as subadviser  to the Fund,  the Trust is required by the rules of the SEC to summarize the voting rights of Contract Owners.  Whenever a matter
affecting  the  Fund  requires  shareholder   approval,  a  shareholder  meeting
generally will be held and a proxy statement and proxy/voting  instruction forms will be sent to the Fund's shareholders and to Contract Owners who have selected the Fund as an  underlying  mutual fund option.  Contract  Owners do not vote on such matters  directly  because they are not  shareholders of the Fund, but they will be  asked in the  proxy  statement  to give  voting  instructions  to those separate  accounts that are  shareholders of the Fund.  These separate  accounts will then vote the shares of the Fund  attributable  to the  Contract  Owners in accordance with the voting  instructions  received from the Contract Owners.  If voting instructions are not received, the separate accounts will vote the shares of the Fund for which voting  instructions  have not been received in proportion
(for,  against or abstain) to those for which timely  voting  instructions  have been received. Each share of the Fund is entitled to one vote, and each fraction of a share is entitled to a proportionate  fractional vote. Contract Owners will also  be  permitted  to  revoke  previously  submitted  voting  instructions  in accordance with instructions contained in the proxy statement sent to the Fund's shareholders and to Contract Owners.

The foregoing  description  of Contract  Owner voting rights with respect to the
Fund is only a brief summary of these rights. Whenever shareholder approval of a matter affecting the Fund is required,  the proxy statement sent to shareholders and to Contract  Owners will fully describe the voting rights of Contract Owners and the voting procedures that will be followed at the shareholder meeting.

Currently,  Gartmore Distribution  Services,  Inc. ("GDSI"), an affiliate of the
Adviser,  acts as the Trust's principal  underwriter.  Gartmore SA Capital Trust
("GSA"),   an  affiliate  of  the  Adviser  and  GDSI,   serves  as  the  Fund's
administrator.  The address for each of the Adviser,  GDSI and GSA is 1200 River
Road, Suite 1000, Conshohocken, Pennsylvania 19428.

The  Adviser,   GDSI  and  GSA  are  all  indirect  subsidiaries  of  Nationwide
Corporation  ("NWC").  The  Adviser  and GSA are  wholly-owned  subsidiaries  of
Gartmore Global Investments,  Inc. ("GGI"). GGI is a wholly-owned  subsidiary of
Gartmore  Group  Limited,  which  in  turn  is a  majority-owned  subsidiary  of
Nationwide Asset Management  Holdings,  Ltd. ("NAMHL").  NAMHL is a wholly-owned subsidiary  of Gartmore  Global Asset  Management  Trust  ("GGAMT"),  which is a wholly-owned  subsidiary of NWC. GDSI is a  wholly-owned  subsidiary of Gartmore
Global Asset Management, Inc., which is a wholly-owned subsidiary of GSA.

NWC's common stock is held by Nationwide  Mutual  Insurance  Company (95.3%) and
Nationwide  Mutual  Fire  Insurance  Company  (4.7%),  each of which is a mutual company  owned by its  respective  policyholders.  The  address for each of NWC,
Nationwide Mutual Insurance Company and Nationwide Mutual Fire Insurance Company
is One Nationwide Plaza, Columbus, Ohio 43215.

No Officer or Trustee of the Trust is an officer,  employee, or director of TBC, nor do any such  Officers or Trustees own  securities  issued by TBC or have any other material direct or indirect interest in TBC.

The Trust will furnish without charge,  a copy of the Trust's most recent Annual
Report to  shareholders  and Semiannual  Report to  shareholders  succeeding the
Annual Report, if any, upon request.  This request may be made either by writing to the Trust at the  address  contained  on the first  page of this  Information
Statement or by calling  toll-free  (800)  848-6331.  The Annual  Report and the
Semiannual  Report  will be  mailed  to you by  first-class  mail  within  three business days of receipt of your request.

                                         By Order of the Board of Trustees of
                                         Gartmore Variable Insurance Trust,

                                         /s/Eric E. Miller

                                         Eric E. Miller, Secretary

July 21, 2006